SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
[  ]  Preliminary Information Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))
[X]  Definitive Information Statement

Central Maine Power Company
-----------------------------------------------------------------------------------------------------------
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------------------------------------

5) Total fee paid:

------------------------------------------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

------------------------------------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------------------------------------

3) Filing Party:

------------------------------------------------------------------------------------------------------------

4) Date Filed:

------------------------------------------------------------------------------------------------------------

CENTRAL MAINE POWER COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To be held on June 14, 2002 at 10:00 A.M. at the offices of Central Maine Power Company, 83 Edison Drive, Augusta, Maine

TO THE HOLDERS OF COMMON STOCK AND 6% PREFERRED STOCK OF CENTRAL MAINE POWER COMPANY

         You are hereby notified of the Annual Meeting of Shareholders of Central Maine Power Company to be held at Central Maine Power Company's corporate offices at 83 Edison Drive, Augusta, Maine, on June 14, 2002 at 10:00 a.m. Eastern Daylight Time, to consider and vote on the following matters:

1. To re-elect three directors to Central Maine Power's Board of Directors; and

2. To consider and act upon any other matters that may properly come before the meeting.

         The close of business on May 28, 2002 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ R. Scott Mahoney

                                        R. Scott Mahoney
                                        Secretary and Clerk

Augusta, Maine
May 30, 2002

May 30, 2002

CENTRAL MAINE POWER COMPANY
83 Edison Drive
Augusta, Maine 04336

INFORMATION STATEMENT

GENERAL INFORMATION

         This Information Statement is provided to the holders of record as of the close of business on May 28, 2002 of Central Maine Power Company (hereafter "Central Maine Power" or "the Company") common stock and 6% Preferred Stock in connection with the Annual Meeting of Shareholders of Central Maine Power or any adjournments. The Annual Meeting will be held on June 14, 2002 at 10:00 a.m. at the corporate offices of Central Maine Power, 83 Edison Drive, Augusta, Maine. This Information Statement is being mailed to shareholders on or about May 30, 2002.

We Are Not Asking You for a Proxy and
You Are Requested Not To Send Us a Proxy

VOTING RIGHTS

         Voting Procedure. Under Maine law, every shareholder entitled to vote at the Annual Meeting has the right to vote in person or by proxy. Central Maine Power and its directors and officers are not soliciting proxies for the Annual Meeting.

         If you cannot attend the Annual Meeting, Maine law permits you to appoint an agent who will attend the Annual Meeting and vote your shares on your behalf. This appointment is made by giving a person, other than a director or officer of Central Maine Power or CMP Group Inc. ("CMP Group") a signed written proxy stating that the person named in the proxy is authorized to vote your shares on all matters at the Annual Meeting. Again, please do not send a proxy to Central Maine Power.

         Votes and Shares. The Board of Directors of Central Maine Power established the close of business on May 28, 2002 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

         As of the close of business on May 28, 2002, there were 31,211,471 shares outstanding of Central Maine Power common stock, all of which were held by CMP Group. Each share of common stock is entitled to one-tenth of one vote, for a total of 3,121,147 votes entitled to be cast by CMP Group on each matter at the Annual Meeting. In addition, as of the record date, there were 5,713 shares outstanding of Central Maine Power 6% Preferred Stock. Each share of 6% Preferred Stock is entitled to one vote, for a total of 5,713 votes entitled to be cast by the holders of 6% Preferred Stock on each matter at the Annual Meeting. At the Annual Meeting, the shares of Central Maine Power common stock and 6% Preferred Stock will vote together as a single class on all matters at that meeting. As a result of its ownership of all 31,211,471 outstanding shares of Central Maine Power common stock, representing 3,121,147 votes, and its 533 shares of Central Maine Power 6% Preferred Stock, representing 533 votes, CMP Group holds 99.8 percent of the combined voting power of the Central Maine Power common stock and 6% Preferred Stock. CMP Group is a wholly owned subsidiary of Energy East Corporation ("Energy East"). CMP Group intends to vote all of its shares of Central Maine Power common stock and its 533 shares of Central Maine Power 6% Preferred Stock in favor of Proposal 1 at the Annual Meeting. Proposal 1 is described in this Information Statement.

         Quorum. A majority of the total votes entitled to be cast at the Annual Meeting by the holders of Central Maine Power common stock and 6% Preferred Stock, voting together as a single class, on Proposal 1 will constitute a quorum for purposes of action to be taken on this Proposal. Abstentions, votes withheld from nominees for director, and broker non-votes will be counted in determining whether a quorum exists.

         Required Votes; Cumulative Voting for Directors. The holders of Central Maine Power's common stock and 6% Preferred Stock, voting together as a single class, will be asked to take action on one proposal, which is discussed under "PROPOSAL 1" in this Information Statement.

         Proposal 1. In Proposal 1, the shareholders will be asked to re-elect three directors to the Central Maine Power Board of Directors for one-year terms. Director nominees who receive the greatest number of votes cast will be elected, even though a nominee may not receive a majority of the votes cast. Votes withheld from a nominee for director will be counted in determining the total number of votes cast with respect to that nominee and will have the same effect as a vote against that nominee.

         Under the By-Laws of Central Maine Power, the election of directors at each Annual Meeting may, at the option of any shareholder, be by cumulative voting. Under cumulative voting, each shareholder having the right to vote for directors at the 2002 Annual Meeting is entitled to as many votes as pertain to the shares of stock owned by that shareholder multiplied by the three directors to be elected under Proposal 1, and may cast all of those votes for a single director or may distribute them among the directors to be voted for, or any two of them, as that shareholder sees fit. A shareholder entitled to vote for directors at the Annual Meeting who wishes to vote cumulatively must give written notice of his or her intention to vote cumulatively to the President or the Secretary of Central Maine Power before the meeting or announce his or her intention to vote cumulatively to the President or the Secretary of Central Maine Power before the meeting or announce his or her intention to vote cumulatively at the meeting before the voting for directors begins. If a shareholder gives that notice or makes that announcement, then all shareholders entitled to vote for directors at the meeting will be entitled to cumulate their votes.

PROPOSAL 1

ELECTION OF DIRECTORS

         The Board of Directors of Central Maine Power currently has 3 members. At the Annual Meeting, the holders of Central Maine Power common stock and 6% Preferred Stock will be asked to re-elect Wesley W. von Schack, Kenneth M. Jasinski, and Sara J. Burns to the Central Maine Power Board of Directors. (See the information listed below about each nominee.) Each of these nominees has indicated his or her willingness to serve as a director if elected. These individuals will serve as directors for one-year terms.

         Set forth below is information about each nominee:

Directors

Sara J. Burns  (46)  President of Central Maine Power, Augusta, ME. Ms. Burns was Chief Operating Officer, Distribution Services of Central Maine Power from May 1997 to September 1998 and held various non-executive positions with the company prior to May 1997. Director since September 1998.(1)

Kenneth M. Jasinski  (53)  Executive Vice President and Chief Financial Officer of Energy East, Albany, NY. Mr. Jasinski was Executive Vice President, General Counsel and Secretary of Energy East from August 2000 to February 2002, Executive Vice President and General Counsel of Energy East from April 1999 to August 2000, Senior Vice President and General Counsel of Energy East from April 1998 to April 1999, Executive Vice President of New York State Electric & Gas Corporation from April 1998 to April 1999 and a partner of Huber Lawrence & Abell, attorneys at law, prior to April 1998. Director since September 2000.(1)

Wesley W. von Schack  (57)  Chairman, President and Chief Executive Officer of Energy East, Albany, NY. Director of: Energy East, Albany, NY; Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA; RTI International Metals, Inc., Niles, OH; and AEGIS Insurance Services, Inc., Jersey City, NJ. Director and member of the Executive Committee of the American Gas Association, Washington, D.C. Vice Chairman of Peconic Land Trust, Inc., Long Island, NY. Mr. von Schack was Chairman, President and Chief Executive Officer of New York State Electric & Gas Corporation from September 1996 to April 1999. Director since September 2000.(1)

__________

  None of the directors receive compensation for serving as directors of Central Maine Power because they are officers of Energy East Corporation or certain of its subsidiaries.

Security Ownership of Management

         The following table indicates the number of shares of Energy East common stock, and Energy East common stock equivalent units beneficially owned as of March 1, 2002, by each director, each of the officers named in the Summary Compensation Table included elsewhere herein, and by the 8 current directors and officers as a group and the percent of the outstanding securities so owned.

Name	Energy East Common Stock Beneficially Owned (1)	Energy East Common Stock Equivalent Units (2)	Total Energy East Common Stock and Energy East Common Stock Equivalent Units	Percent of Class
Peter E. Bedard	20,445	0	20,445	(3)
Sara J. Burns	64,843	0	64,843	(3)
Curtis I. Call	20,404	0	20,404	(3)
Douglas A. Herling	20,391	0	20,391	(3)
Kenneth M. Jasinski	477,065	11,340	488,405	(3)
Stephen G. Robinson	20,692	0	20,692	(3)
Wesley W. von Schack	1,134,082	24,206	1,158,288	(3)
8 current directors and officers as a group	1,800,862	35,546	1,836,408	(3)

___________

(1)  Includes shares of Energy East common stock that may be acquired through the exercise of stock options that are exercisable currently. The number of shares which may be acquired, and by whom, are as follows: Mr. Bedard, 19,999; Ms. Burns, 63,332; Mr. Call, 19,999; Mr. Herling, 19,999; Mr. Jasinski, 472,665; Mr. Robinson, 19,999; Mr. von Schack, 1,099,999; and all officers as a group, 1,755,990.

(2)  Includes Energy East common stock equivalent units granted under the Long-Term Executive Incentive Share Plan, for which the officer or director does not have voting rights.

(3)  Less than 2% of the outstanding common stock of Energy East.

The following table sets forth the name and address of each shareholder known to be the beneficial owner of 5 percent or more of the outstanding shares of Central Maine Power 6% Preferred Stock, the number of shares beneficially owned, and the percentage of shares owned as of May 8, 2002.

Shares of 6% Preferred Stock
Name and Address	Beneficially Owned	Percentage of Class
Christine M. Nyhan, Trustee 1825 Spindrift Drive La Jolla, CA 92037	1,675	29.32% (1)
CMP Group, Inc. 83 Edison Drive Augusta, ME 04336	533	9.33% (2)
Claire S. Sanders 10 Crosby Street Orono, ME 04473	300	5.25%

(1) Shares held by Christine M. Nyhan, trustee, represent 29.32 percent of the voting power of the 6% Preferred Stock and approximately .05 percent of the combined voting power of the Central Maine Power common stock and 6% Preferred Stock, which will vote together as a single class at the Annual Meeting on all proposals described in this Information Statement.

(2) CMP Group has sole power to vote and dispose of these shares. Shares held by CMP Group represent 9.33 percent of the voting power of the 6% Preferred Stock. As a result of its ownership of all 31,211,471 issued and outstanding shares of Central Maine Power common stock, representing 3,121,147 votes, and its 533 shares of Central Maine Power 6% Preferred Stock, representing 533 votes, CMP Group holds 99.8 percent of the combined voting power of the Central Maine Power common stock and 6% Preferred Stock. Shares of Central Maine Power common stock and 6% Preferred Stock will vote together as a single class on all proposals described in this Information Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

         Central Maine Power believes that during 2001 all filing requirements under Section 16 (a) of the Securities Exchange Act of 1934 were satisfied by its directors and executive officers.

Executive Compensation

         The following sets forth certain information relating to cash and noncash compensation for each of the last three fiscal years for Ms. Burns and the next four highest compensated officers of Central Maine Power. The following also sets forth certain information relating to benefits and to change in control arrangements for Central Maine Power's officers.

Summary Compensation Table
		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Awards Restricted Stock Options/ Award(s) SARS (#)		Payouts Long-Term Incentive Plan	All Other Compensation(1)
Sara J. Burns President	2001 2000 1999	$300,000 256,000 212,714	$195,395 93,600 63,815	$0 0 85,091	65,000 0 16,275	$0 418,576 143,683	$4,300 280,475 6,400
Curtis I. Call Vice President, Controller & Treasurer	2001 2000 1999	134,550 128,800 123,767	34,318 42,933 30,942	0 0 41,255	20,000 0 7, 891	0 210,876 89,551	5,282 188,585 4,951
Peter E. Bedard Vice President	2001 2000 1999	138,580 135,200 130,000	29,972 45,067 45,500	0 0 26,000	20,000 0 8,289	0 227,347 103,359	4,233 141,271 5,200
Douglas A. Herling Vice President	2001 2000 1999	129,663 126,500 115,000	37,391 36,000 38,813	0 0 17,250	20,000 0 7,332	0 107,491 0	5,187 23,114 4,600
Stephen G. Robinson Vice President	2001 2000 1999	113,000 108,000 95,464	32,968 54,637 35,799	0 0 15,911	20,000 0 6,087	0 71,125 0	4,233 22,867 5,398

____________

(1)  In 2001, the Company contributed for Ms. Burns, Messrs. Call, Bedard, Herling and Robinson $4,300, $5,282, $4,233, $5,187 and $4,233, respectively, under the Tax Deferred Savings Plan.

Option/SAR Grants in Last Fiscal Year (2001)

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted #(1)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(3)
Sara J. Burns	40,000 25,000 (2)	2.22% 1.39%	$18.5500 $20.1800	02/01/11 05/29/11	$154,400 107,250 (4)
Curtis I. Call	20,000	1.11%	$18.5500	02/01/11	77,200
Peter E. Bedard	20,000	1.11%	$18.5500	02/01/11	77,200
Douglas A. Herling	20,000	1.11%	$18.5500	02/01/11	77,200
Stephen G. Robinson	20,000	1.11%	$18.5500	02/01/11	77,200

___________

(1)  Pursuant to the Energy East 2000 Stock Option Plan, participants were granted options to purchase a specified number of Energy East shares at specified exercise prices. These options were granted in tandem with stock appreciation rights and are for a term of ten years from the date of grant. The exercise price of an option or tandem stock appreciation right may not be less than 100% of the closing price of an Energy East share determined on the last trading date before such option and tandem stock appreciation right are granted. The exercise of an option or a tandem stock appreciation right will result in a corresponding cancellation of the related stock appreciation right or option to the extent of the number of shares of Energy East as to which the option or the stock appreciation right was exercised. Replacement options are granted to participants at the time of an exercise of an option to the extent that all or any portion of the option exercise price or taxes incurred in connection with the exercise of the option are paid for by using other Energy East shares or by the withholding of Energy East shares. The replacement option is granted for the number of shares the participant tenders to pay the exercise price or taxes incurred. Replacement options will first be exercisable no earlier than six months from the date of their grant and will have an expiration date equal to the expiration date of the original option. The options are transferable to family members and certain entities under certain circumstances. The options and tandem stock appreciation rights were granted on February 1, 2001 and are exercisable in three installments regarding the original number of options granted as follows: (a) in aggregate as to no more than 33 1/3% on their grant date, February 1, 2001; (b) in aggregate as to no more than 66 2/3% on January 1, 2002; and (c) on January 1, 2003 as to 100% of all options which have not been previously exercised.

(2)  The options and tandem stock appreciation rights were granted on May 29, 2001 and are exercisable in three installments regarding the original number of options granted as follows: (a) in aggregate as to no more than 33 1/3% on their grant date, May 29, 2001; (b) in aggregate as to no more than 66 2/3% on January 1, 2002; and (c) on January 1, 2003 as to 100% of all options which have not been previously exercised.

(3)  There is no assurance the value realized will be at or near the value estimated by the Black-Scholes option-pricing model. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 24.94%; risk-free interest rate, 4.92%; dividend yield, 3.49%; and an expected term before exercise of 5.75 years. Should Energy East shares double in value over the ten-year option term (from $18.55 per share to $37.10 per share), shareholder value would increase an estimated $2,165,112,519, while the value of grants to individuals listed in the Option/SAR Grants table would increase an estimated $2,226,000 or 0.10% of the total gain realized by all shareholders.

(4)  In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 24.91%; risk-free interest rate, 5.32%; dividend yield, 3.56%; and an expected term before exercise of 5.75 years. Should Energy East shares double in value over the ten-year option term (from $20.18 per share to $40.36 per share), shareholder value would increase an estimated $2,355,362,298, while the value of grants to individuals listed in the Option/SAR Grants table would increase an estimated $504,500 or 0.02% of the total gain realized by all shareholders.
Aggregated Option/SAR Exercises in Last Fiscal Year (2001) and Fiscal Year-End Option/SAR Values
			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year-End(#)
Name	Shares Acquired on Exercise(#)	Value Realized(1)	Exercisable	Unexercisable
Sara J. Burns	0	$0	21,666	43,334
Curtis I. Call	0	0	6,666	13,334
Peter E. Bedard	0	0	6,666	13,334
Douglas A. Herling	0	0	6,666	13,334
Stephen G. Robinson	0	0	6,666	13,334

	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(2)
Name	Exercisable	Unexercisable
Sara J. Burns	$5,867	$11,733
Curtis I. Call	2,933	5,867
Peter E. Bedard	2,933	5,867
Douglas A. Herling	2,933	5,867
Stephen G. Robinson	2,933	5,867

_____________

(1)  The "Value Realized" is equal to the difference between the option exercise price and the closing price of an Energy East share on the New York Stock Exchange on the date of exercise.

(2)  The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the option exercise price and the closing price of $18.9900 per Energy East share on the New York Stock Exchange on December 31, 2001.

Pension Plan

          The following table sets forth the maximum retirement benefits payable to officers who retire at age 65, in specified compensation and years of service classifications, pursuant to the Retirement Income Plan for Non-Union Employees as it presently exists, and assuming no optional payment form is elected. The amounts listed below reflect the deduction for Social Security benefits. There are no other offset amounts.

	Years of Service
Average Annual Salary*	15	20	25	30	35
$600,000	$37,269	$49,693	$62,116	$74,539	$77,362
550,000	37,269	49,693	62,116	74,539	77,362
500,000	37,269	49,693	62,116	74,539	77,362
450,000	37,269	49,693	62,116	74,539	77,362
400,000	37,269	49,693	62,116	74,539	77,362
350,000	37,269	49,693	62,116	74,539	77,362
300,000	37,269	49,693	62,116	74,539	77,362
250,000	37,269	49,693	62,116	74,539	77,362
200,000	37,269	49,693	62,116	74,539	77,362
150,000	34,719	46,293	57,866	69,439	72,012

__________

*   Average of the salaries (not including amounts listed under "Bonus," "Long-Term Compensation Awards, Restricted Stock Awards, "Options/SARs," "Payouts Long-Term Incentive Plan," and "All Other Compensation" in the Summary Compensation Table) for the five highest paid consecutive years of employment service preceding retirement.

          The Retirement Income Plan for Non-Union Employees provides retirement benefits for full-time non-union employees, including officers of the Company, based on length of service and the average annual salary for the five highest paid consecutive years of employment service preceding retirement. Retirement benefits under the Retirement Income Plan for Non-Union Employees are computed on an actuarial basis and are payable as a single life annuity.

          Ms. Burns participates in the Energy East Supplemental Executive Retirement Plan ("SERP"). The following table sets forth the maximum retirement benefits payable to executive officers who retire at age 60 or later, in specified compensation and years of service classifications, pursuant to the Retirement Income Plan for Non-Union Employees and the SERP of Energy East as they presently exist, and assuming no optional payment form is selected. The amounts listed below reflect the deduction for Social Security benefits. There are no other offset amounts.

	Years of Service
Average Annual Salary*	10	15	20	25	30	35	40**
$700,000	$204,600	$314,800	$358,900	$403,000	$447,100	$491,200	$535,300
600,000	173,100	267,600	305,400	343,200	381,000	418,800	456,600
500,000	141,600	220,300	251,800	283,300	314,800	346,300	377,800

__________

*   Average of the salaries (including amounts listed under "Bonus" in the Summary Compensation Table, and not including other amounts listed under "Long-Term Compensation Awards, Restricted Stock Awards, "Options/SARs," "Payouts Long-Term Incentive Plan," and "All Other Compensation" in the Summary Compensation Table) for the highest three consecutive years of salary within the last five years of employment for the Energy East SERP was assumed to be 5% higher than each salary shown.

**   Maximum years of employment service for Energy East SERP purposes.

          The Energy East SERP provides that key employees, including certain executive officers of Energy East and certain subsidiaries, who have completed five years of service and who terminate employment prior to becoming eligible for the SERP benefit described in the next sentence, shall receive the full benefits of the Retirement Income Plan for Non-Union Employees without regard to any limitations imposed by the federal tax law. Participants who have at least five years of service, and who retire at age 55 or later, shall receive a total retirement benefit (including benefits under the Retirement Income Plan for Non-Union Employees and Social Security), based on years of service, of up to 75% of the average of their highest three consecutive years of eligible compensation within the last five years of employment. Benefits payable prior to age 60 are reduced for early retirement.

          Ms. Burns has 14 credited years of service under the Retirement Income Plan for Non-Union Employees and the Energy East SERP and Messrs. Call, Bedard, Herling and Robinson have 15, 12, 17 and 24 credited years of service, respectively, under the Retirement Income Plan for Non-Union Employees.

Employment, Change In Control and Other Arrangements

          The Company has entered into an employment agreement with Ms. Burns for a term of three years beginning on September 1, 2000, which is automatically extended each month unless either the Company, Energy East, or Ms. Burns gives written notice that the agreement will not be extended. Ms. Burns' agreement provides for her employment as President of the Company at a base salary of $300,000, and for her eligibility for participation in all of the Company's incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees. The agreement provides that, if Ms. Burn's employment is terminated by the Company other than for cause or disability or by her for good reason, she will receive (i) payments of base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement, (ii) incentive compensation for the remainder of the term of the employment agreement, calculated on the basis of the value of short-term incentive compensation paid to her in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined on the projected target value of the awards, (iii) continuation of all employee welfare benefits for the remainder of the term of the employment agreement, (iv) outplacement services costing up to $10,000, and (v) a lump sum payment equal to the value of the fringe benefits that she would have received through the term of the employment agreement and any unreimbursed expenses. In the event that any payments made under the agreement would subject Ms. Burns to federal excise tax or interest or penalties with respect to such federal excise tax, she will be entitled to be made whole for the payment of any such taxes, interest or penalties.

          The Company has entered into employment agreements with Messrs. Call, Bedard, Herling, and Robinson that provide for severance benefits in the event that the individual's employment is terminated by the Company other than for cause or disability or by the individual for good reason. The agreements are automatically extended for successive one-year periods unless either the Company or the individual gives written notice that the agreement will not be extended. The individual is entitled to receive an amount equal to one times the individual's then annual base salary, plus continuation of medical and other benefits under the Company's group benefit plans and limited outplacement services. The individual is also entitled to receive an amount equal to one times the individual's then annual base salary as compensation for the individual's agreement not to compete, subject to forfeiture if the individual competes during the twelve-month period immediately following termination of employment. In the event that any payments made under the agreement would subject the individual to federal excise tax or interest or penalties with respect to such federal excise tax, total severance payments will be reduced to a level where the tax will be eliminated.

          In the event of a change in control of Energy East, participants in the Energy East Annual Executive Incentive Plan ("AEIP") will be paid an amount which includes all earned but unpaid awards, a pro rata portion of any award with respect to the year in which such change in control occurs and if the AEIP continues in effect for the remainder of the performance period an additional payment at the end of the year in which such change in control occurs, to the extent that the award earned under the normal terms of the AEIP exceeds the amount paid upon such change in control. After a change in control of Energy East, officers and certain key employees of Energy East and certain subsidiaries who qualify, and whose employment is terminated at age 55 or later, other than for cause, shall receive a total retirement benefit as determined under the Energy East SERP. The Energy East SERP provides that, in the case of a change in control, a participant with 5 or more years of service may receive the present value of any SERP benefits in a lump sum, if the participant has so elected upon commencement of participation.

          The Executive Compensation and Succession Committee of the Board of Directors of Energy East in its discretion may take certain actions in order to preserve, in the event of a change in control of Energy East, a participant's rights under an award issued pursuant to the 2000 Stock Option Plan or the Restricted Stock Plan.

          Grantor trusts have been established to provide for the payment of certain employee and director benefits, including severance benefits that might become payable after a change in control of Energy East.

Independent Accountants

         PricewaterhouseCoopers LLP, a firm of independent certified public accountants, has been appointed as auditors for the year 2002. Representatives of PricewaterhouseCoopers are not expected to be present at the meeting. Central Maine Power does not have an audit committee. The audit committee of Energy East Corporation, the ultimate parent corporation of Central Maine Power, has considered whether the provision of other non-audit services to Energy East and its subsidiaries, including Central Maine Power, is compatible with maintaining PricewaterhouseCoopers' independence.

         Audit Fees

         Aggregate fees billed for professional services rendered for the audit of Central Maine Power's consolidated annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in Central Maine Power's Forms 10-Q for the year 2001 were $215,485.

         Financial Information Systems Design and Implementation Fees.

         PricewaterhouseCoopers was not engaged to provide advice regarding its financial information systems design and implementation during 2001.

         All Other Fees

         Aggregate fees billed for professional services rendered by PricewaterhouseCoopers, other than services covered above, for the year 2001 were $93,758.